UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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 FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 27, 2026

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Partners Group Lending Fund, LLC
(Exact name of registrant as specified in its charter)

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Delaware	000-56792	88-3153051
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1114 Avenue of the Americas, 37th Floor, New York, NY	10036
(Address of principal executive officers)	(Zip Code)

(877) 748-7209
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Unregistered Securities.

As of March 1, 2026, Partners Group Lending Fund, LLC (the “Fund”) sold its Class M and Class I units (the “Units”) as listed in the table below. The number of Units to be issued was finalized on March 27, 2026. The offer and sale of the Units was made pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and other available exemptions from the registration requirements of the Securities Act to investors who are “accredited investors” within the meaning of Regulation D under the Securities Act.

Unit Class	Number of Units[1]	Total Consideration
Class I Units	326,371	$500,000
Class M Units	62,507	$95,760

Item 8.01 Other Events.

Net Asset Value

The NAV per Unit as of February 28, 2026, as determined in accordance with the valuation policies and procedures approved by the Fund’s board of directors, was as follows:

NAV as of
Unit Class	February 28, 2026
Class I Units	$1.5320
Class M Units	$1.5320

As of February 28, 2026, the Fund’s aggregate NAV was approximately $278.4 million including approximately $236.0 million of debt outstanding.

Distributions

On March 27, 2026, Partners Group Lending Fund, LLC (the “Fund”) announced a distribution on its common units (the “Distribution”) in the amount per Unit set forth below:

Unit Class	Per Unit Distribution
Class I Units	$0.0364
Class M Units	$0.0364

The Distribution is payable to Company unitholders of record as of the closing of business on March 26, 2026 and will be paid on or about April 30, 2026. The Distribution will be paid in cash or reinvested in additional units of the Fund for unitholders participating in the Fund’s distribution reinvestment plan.

[1]	Figures rounded to the nearest whole Unit

Portfolio and Business Commentary

Portfolio Statistics

As of February 28, 2026, the Fund had investments in 55 portfolio companies1. The geographic allocations of the Fund’s portfolio companies, represented as a percentage of fair value, were as follows: 97% in North America, 0% in Europe, and 3% in Asia and Rest of World1.

Portfolio Summary as of February 28, 2026

Total Portfolio Size	$479.9 million
Borrowers[1]	55
Weighted Average Credit Spread[2]	5.1%
Median LTM EBITDA (at entry)[3]	$92.4 million
Weighted Average First Lien Net Leverage Ratio (at entry)[3]	5.8x
Weighted Average Total Net Leverage Ratio (at entry)[3]	6.0x
Weighted Average loan to value ("LTV") (at entry) [3]	40.0%

Asset Allocations

As of February 28, 2026, based on fair value, the Fund’s portfolio investments consisted of the following:

Portfolio Investments
First lien / Unitranche Loans	92.5%
Opportunistic Credit	1.5%
Broadly Syndicated Loans	0.0%
CLO tranches	6.0%
Total	100.0%

As of February 28, 2026, the ten largest industries in which the Fund was invested, represented as a percentage of fair value1, were as follows:

Industry[4]
Software	26.5%
Health Care Providers & Services	11.5%
Professional Services	10.5%
IT Services	9.2%
Capital Markets	6.6%
Trading Companies & Distributors	5.8%
Diversified Consumer Services	5.3%
Financial Services	4.3%
Commercial Services & Supplies	3.6%
Electrical Equipment	3.2%

[1]	Calculation excludes CLO tranches
[2]	Calculation includes all instruments with floating rate spreads
[3]	Calculation excludes CLO tranches, opportunistic credit, and recurring revenue loans
[4]	Reflects minor adjustments to the categorization of certain investments between industries

As of February 28, 2026, the ten largest portfolio company investments in which the Fund was committed, based on par value or, in the case of equity investments, cost, were as follows:

Issuer	Par or Cost ($ in millions)	% of Total
Diligent Corporation	22.3	3.9%
PT Intermediate Holdings III, LLC	22.1	3.8%
PMA Parent Holdings, LLC	20.7	3.6%
DigiCert, Inc.	19.6	3.4%
Ascend Partner Services LLC	18.5	3.2%
Optimizely North America Inc.	18.2	3.2%
Ruby Buyer, LLC	16.0	2.8%
MRI Software LLC	15.1	2.6%
CSAFE Acquisition Company, Inc.	14.9	2.6%
GovCIO Buyer Company	14.5	2.5%

As of February 28, 2026, based on fair value, investments by vintage year were as follows1:

Investments Split by Year
2023	14.8%
2024	44.2%
2025	38.0%
2026	3.0%

[1]	Calculation excludes CLO tranches

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Partners Group Lending Fund, LLC

		By:	/s/ Robert Collins
Dated:	March 31, 2026		Robert Collins
President (Principal Executive Officer)